                                                                    EXHIBIT 5(a)



                               November 6, 2000



Pameco Corporation
1000 Center Place
Norcross, Georgia  30093

     Re:  Registration Statement on Form S-8
          1999 Stock Award Plan

Ladies and Gentlemen:

     We have served as counsel for Pameco Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate 1,429,166 shares (the "Shares") of common stock, $.01 par value, of the Company, to be offered and sold by the Company pursuant to its 1999 Stock Award Plan (the "Plan").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

     We express no opinion as to matters under or involving laws other than the laws of the State of Georgia and the Delaware General Corporation Law.

Pameco Corporation
November 6, 2000
Page 2


     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Plan, such Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                   Very truly yours,



                  /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

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